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                                  EXHIBIT 99.1


AT THE COMPANY:           AT FINANCIAL RELATIONS BOARD:
Bruce C. Karsk            Marilyn Windsor    Diane Hettwer       Tim Grace
Executive VP and CFO      General Inquiries  Analyst Inquiries   Media Inquiries
402-829-6803              702-515-1260       312-640-6760        312-640-6667

FOR IMMEDIATE RELEASE
FRIDAY, JUNE 4, 2004

                         LINDSAY MANUFACTURING ACQUIRES

                    LEADING SOUTH AFRICAN PIVOT MANUFACTURER


PRODUCT LINE EXTENSION EXPANDS MARKET REACH

OMAHA, NEB., JUNE 4, 2004--LINDSAY MANUFACTURING CO. (NYSE: LNN), a leading international manufacturer of center pivot, lateral move, and hose reel irrigation systems, today announced that its subsidiary, Lindsay Manufacturing Africa (Pty) Ltd, has acquired Stettyn, a manufacturer of center pivots in South Africa. Headquartered in Bloemfontein, privately held Stettyn specializes in standard height, four-inch pivot systems, a new market segment for Lindsay. Terms of the transaction were not disclosed.

The Stettyn center pivot is designed for the growing market segment of farmers who want an economical irrigation system for smaller parcels of land--60 acres or less--or who are converting dry land with scarce water supplies. This product complements Lindsay's Zimmatic(R) brand of center pivots that serves farmers requiring state-of-the-art, larger irrigation systems. Because Stettyn serves a different market segment than the Zimmatic product line, Lindsay plans to keep the two distributor networks separate and continue with the Stettyn brand name.

"This acquisition launches Lindsay Africa into a new pivot market in South Africa, strengthens our position in Sub-Saharan markets on the African continent, and is consistent with our mission to be the worldwide leader in providing intelligent water and plant nutrient management systems," stated Rick Parod, Lindsay's president and chief executive officer. "There is increasing pressure on farmers in this part of the world to conserve water, energy and labor, and we now have products to meet the needs of all segments of this market."

The company anticipates that the acquisition will have no impact on earnings for the balance of fiscal 2004 and will be accretive to earnings thereafter.

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Parod noted that the Stettyn acquisition reflects Lindsay's strategy to use its financial resources to deliver growth and value to shareholders through multiple avenues. "Accretive acquisitions are just one method to enhance shareholder value," Parod said. "We will continue to use a balanced approach that includes organic growth opportunities, share repurchases and dividend payments, as well as future accretive strategic acquisitions."

ABOUT THE COMPANY
Lindsay manufactures and markets Zimmatic, Greenfield, and Perrot center pivot, lateral move and hose reel irrigation systems and GrowSmart controls, all of which are used by farmers to increase or stabilize crop production while conserving water, energy, and labor. The company also produces large diameter steel tubing and provides outsourced manufacturing and production services for other companies. At February 29, 2004, Lindsay had approximately 11.8 million shares outstanding, which are traded on the New York Stock Exchange under the symbol LNN.

CONCERNING FORWARD-LOOKING STATEMENTS
This release contains forward-looking statements that are subject to risks and uncertainties and which reflect management's current beliefs and estimates of future economic circumstances, industry conditions, Company performance and financial results. Forward-looking statements include the information concerning possible or assumed future results of operations of the Company and those statements preceded by, followed by or including the words "expectation," "outlook," "could," "may," "should," or similar expressions. For these statements, we claim the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995.



            FOR MORE INFORMATION REGARDING LINDSAY MANUFACTURING CO.,
              see Lindsay's website at www.lindsaymanufacturing.com